UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2016

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices and Zip Code)

(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2016, the Board of Directors (“Board”) of Western Refining, Inc. (the “Company”) approved and adopted amendments to the Company’s bylaws. The amendments include:

•	clarifying and modernizing the methods for holding a meeting of stockholders to include meetings solely by remote communication (i.e., a “virtual meeting”);

•
commencing with the 2017 annual meeting of stockholders, revised the period and information required for delivering notice to the Company for business and nominations intended to be presented by stockholders, so that in order for a notice to be timely, in addition to any other applicable requirements, a stockholder’s written notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting;

•
adding a forum selection provision, which provides that unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware (“Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action asserting a claim governed by the internal affairs doctrine; and

•	other ministerial, clarifying, modernizing and conforming changes.

This description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective as of March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

Dated: March 30, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective as of March 24, 2016.